DST SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2015 FINANCIAL RESULTS

KANSAS CITY, MO (April 23, 2015) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $107.8 million ($2.87 per diluted share) for the first quarter 2015 compared to $100.4 million ($2.37 per diluted share) for the first quarter 2014. Taking into account certain non-GAAP adjustments, consolidated net income was $52.6 million ($1.40 per diluted share) for first quarter 2015 compared to $47.5 million ($1.12 per diluted share) for first quarter 2014.

“We are continuing the positive momentum we had throughout 2014 with first quarter results that underscore the strength and stability of our operating platforms across each of our segments,” said Steve Hooley, Chairman, CEO and President of DST. “During the quarter, we delivered promising new client growth and experienced organic growth from our ongoing strategic efforts. We are also excited to leverage the knowledge and capabilities of the two acquisitions announced during 2015, and combined with our existing capabilities and the talented teams across our organization, we expect to continue enhancing our client service offerings and creating value.”

Consolidated Financial Highlights

Operating Results

First quarter 2015 diluted earnings per share of $1.40 increased $0.28 or 25.0% from first quarter 2014, taking into account non-GAAP adjustments, principally from the following:

•
Consolidated operating revenues (excluding out-of-pocket reimbursements) decreased $9.5 million or 1.9% to $495.7 million, as compared to first quarter 2014 primarily due to the sale of DST Global Solutions Ltd. (“Global Solutions”) in fourth quarter 2014. Excluding Global Solutions first quarter 2014 operating revenues, consolidated operating revenues increased by $5.4 million in first quarter 2015 as compared to 2014.

•	Consolidated income from operations increased $3.4 million or 4.7% to $76.1 million, as compared to first quarter 2014.

•	Equity in earnings of unconsolidated affiliates increased $5.9 million to $11.3 million, as compared to first quarter 2014.

•
Weighted average diluted shares outstanding for first quarter 2015 were 37.6 million, a decrease of 4.8 million shares or 11.3% from first quarter 2014, primarily as a result of share repurchases during first quarter 2015 and throughout 2014.

Monetization and Share Repurchase Activity

•
DST received $102.9 million of pretax cash proceeds from the monetization of investment assets during first quarter 2015, consisting of $82.2 million from sales of marketable securities (including $81.6 million from the sale of 1.1 million shares of State Street Corporation), $3.9 million from the sale of real estate assets and $16.8 million from private equity investment distributions. In addition, one of the Company’s real estate joint ventures received $22.0 million from the sale of real estate assets during the first quarter 2015, of which $11.0 million was distributed to DST.

•
During the first quarter 2015, the Company spent $75.0 million to repurchase approximately 0.8 million shares of DST common stock. At March 31, 2015, DST had $225.0 million remaining under DST’s existing share repurchase plan.

Recent Business Acquisition

On April 7, 2015, we agreed to acquire asset manager Red Rocks Capital LLC, a leader in listed private equity and other private asset investments, for $45.0 million of upfront cash consideration and up to $20.0 million of performance related contingent consideration. The closing of this transaction is expected to occur in the second half of 2015.

New Segment Presentation
Beginning in the first quarter of 2015, DST modified its reportable segment presentation to reflect changes in how management is now operating the business and making resource allocations. Certain operations including the electronic presentment services for our financial services customers and our retirement plan participant communications and enrollment materials services are now presented in the Financial Services Segment rather than the Customer Communications Segment. Additionally, real estate that is utilized principally by our business operations has been moved from our Investments and Other Segment to the respective segment which utilizes the property. Real estate which is primarily occupied by third parties or unoccupied remains within the Investments and Other Segment under the revised presentation.
Prior periods have been revised to be consistent with the new reportable operating segment presentation. Quarterly and annual revised segment information for 2014 and 2013 has been provided within the Supplemental Historical Segment information section at the end of this news release.
Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Non-GAAP Results.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for first quarter 2015 decreased $5.2 million or 1.9% to $266.6 million as compared to first quarter 2014. The operating revenue decline is primarily due to the sale of Global Solutions in fourth quarter 2014. Global Solutions contributed $14.9 million of operating revenue in first quarter 2014. Excluding Global Solutions 2014 results, Financial Services operating revenue increased by $9.7 million, or 3.8%, in first quarter 2015 as compared to 2014 primarily driven from year-over-year growth across a number of our service offerings. Specifically, operating revenues increased as a result of growth in ALPS proprietary funds as well as organic and new client growth within Retirement Solutions and Brokerage Solutions. Additionally, software license revenues (excluding Global Solutions) of $8.5 million in first quarter 2015 were $1.6 million higher as compared to first quarter 2014 primarily from increased business process solutions software revenues. Offsetting these operating revenue increases were declines in mutual fund registered shareowner account processing revenue due to lower registered accounts, primarily as a result of subaccounting conversions, and negative foreign currency movements of $2.2 million.

Financial Services Segment income from operations increased $2.2 million or 4.9% during first quarter 2015 to $47.0 million as compared to first quarter 2014. Global Solutions incurred a loss from operations of $0.8 million in first quarter 2014. Excluding Global Solutions, income from operations increased $1.4 million or 3.1% as compared to first quarter 2014. The increase was primarily from the higher operating revenues discussed above partially offset by the additional costs incurred to support the increased revenue. These increases to operating income during 2015 were also partially offset by increased technology, security and regulatory compliance costs incurred to enhance our network infrastructure as well as higher costs associated with new business initiatives as we expand our Bluedoor wealth management platform into the U.K. market and make investments to further develop the ALPS, Applied Analytics and Brokerage Solutions service offerings. Operating margin for first quarter 2015 was 17.6% as compared to 16.5% in 2014.

Total mutual fund shareowner accounts increased by 0.5 million to 97.9 million accounts during first quarter 2015 primarily due to growth in our subaccounting business. Registered shareowner accounts processed at March 31, 2015 were 68.5 million, a decrease of 0.3 million accounts from December 31, 2014 and a decrease of 2.6 million accounts from March 31, 2014. For the three months ended March 31, 2015, 0.6 million registered accounts have converted to subaccounts, of which 0.4 million converted to DST’s subaccounting platform. Subaccounts processed at March 31, 2015 were 29.4 million, an increase of 0.8 million accounts from December 31, 2014 and an increase of 2.4 million accounts from March 31, 2014.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) of $91.9 million during first quarter 2015 were flat as compared to first quarter 2014 results. Lower pharmacy claims processing revenues resulting from a previously announced partial client deconversion on January 1, 2015 were partially offset by organic growth at existing clients. Also positively impacting the change in operating revenues were increased medical claims transaction volumes from existing and new clients and higher business process outsourcing revenues. Additionally, revenues were higher than the prior year as a result of increases in discount card services and other ancillary services.

Healthcare Services Segment income from operations decreased $2.8 million or 23.9% during first quarter 2015 to $8.9 million primarily due to increased staffing costs incurred to expand and enhance client service offerings and to service the increased medical transaction volumes. The increase in staffing is due to growth in business process outsourcing services which generally require a higher level of support. Operating margin for first quarter 2015 was 9.7% as compared to 12.7% in the first quarter 2014.

We continue to expand and enhance our Healthcare Services’ offerings to ensure we are able to address the changing needs of our clients within the complex and highly regulated health industries which we serve. For example, our pharmacy management business continues to make investments to expand our clinical, network, and analytic capabilities to help our customers and prospective customers achieve the best possible outcomes for their members and to allow us to more effectively compete in the broader competitive pharmacy benefit manager (“PBM”) market. We are building and deploying solutions that drive better clinical outcomes, better financial results and help our customers more effectively manage their member population with unique convergent solutions that leverage our medical and pharmacy insights and prescriptive analytics.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $160.1 million in first quarter 2015, an increase of $1.2 million from first quarter 2014. North America operating revenues increased $9.3 million, or 8.5%, to $118.9 million in first quarter 2015 primarily from new volumes as we continue to convert previously announced new clients, partially offset by unfavorable foreign currency exchange rate movements of $1.3 million related to our Canadian operations. U.K. operating revenues decreased $8.1 million, or 16.4%, to $41.2 million in first quarter 2015, primarily from $3.8 million of unfavorable foreign currency exchange rates movements combined with lower volumes from existing clients.

Customer Communications Segment income from operations increased $4.8 million during first quarter 2015 to $20.5 million. North America operating income increased $7.0 million to $21.2 million compared to 2014 and U.K. operating income decreased $2.2 million resulting in an operating loss of $0.7 million in the U.K. Higher operating revenues in North America were partially offset by higher costs from increased variable expenses incurred to support the increased revenues. The decrease in U.K. operating income is the result of lower revenues, partially offset by lower operating costs due to decreased variable costs associated with lower volumes. Customer Communications Segment operating margin for first quarter 2015 was 12.8% as compared to 9.9% in 2014. North America operating margin was 17.8% in first quarter 2015 as compared to 13.0% in first quarter 2014, while the U.K. operating margin was negative 1.7% in first quarter 2015 as compared to 3.0% in first quarter 2014.

Investments and Other Segment

Investments and Other Segment operating revenues for first quarter 2015 decreased $1.6 million as compared to first quarter 2014 to $0.7 million. Investments and Other Segment income from operations decreased $0.8 million during first quarter 2015 resulting in a loss of $0.3 million primarily due to the cumulative impact of the sale of real estate assets occupied by third parties over the last 12 months which resulted in lower occupancy revenues partially offset by lower depreciation expense and lower occupancy costs.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended
	March 31,
	2015	2014
IFDS	$7.3	$2.1
BFDS	1.4	1.8
Other	2.6	1.5
	$11.3	$5.4

Overall equity in earnings of unconsolidated affiliates increased primarily from increased earnings from IFDS. The increase in IFDS equity in earnings from first quarter 2014 is primarily the result of higher revenues from organic growth at existing customers and new client processing revenue. Additionally, IFDS had higher revenues recognized related to the ongoing conversion activities of the previously announced new wealth management clients in the U.K. These multi-year implementation efforts for the two new clients are continuing to progress and are expected to be completed in phases. Earnings will continue to be impacted by the rate of progress related to the conversions and therefore may not be consistent period to period throughout the implementation and conversion process. IFDS continues to incur significant costs to develop the new wealth management platform for the U.K. market and expand its infrastructure to prepare for the addition of these new clients and associated services offerings. Partially offsetting the higher IFDS operating results was negative foreign currency impacts in both the U.K. and Canada.

The remaining change in equity in earnings is the result of higher earnings from real estate and other investments, partially offset by lower earnings from BFDS. BFDS equity in earnings declined from first quarter 2014 primarily due to lower shareowner processing revenues.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Operating revenues	$495.7	$505.2
Out-of-pocket reimbursements	206.6	178.6

Total revenues	702.3	683.8

Costs and expenses	593.8	583.7
Depreciation and amortization	29.4	32.0

Income from operations	79.1	68.1

Interest expense	(6.1)	(6.6)
Other income, net	83.3	93.6
Equity in earnings of unconsolidated affiliates	14.9	5.4

Income before income taxes	171.2	160.5
Income taxes	63.4	60.1

Net income	$107.8	$100.4

Weighted average common shares outstanding	37.2	42.0
Weighted average diluted shares outstanding	37.6	42.4

Basic earnings per share	$2.90	$2.39
Diluted earnings per share	$2.87	$2.37

Cash dividends per share of common stock	$0.30	$0.30

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended March 31, 2015
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$250.5	$91.9	$152.6	$0.7	$—	$495.7
Intersegment operating revenues	16.1	—	7.5	—	(23.6)	—
Out-of-pocket reimbursements	17.0	1.9	192.0	—	(4.3)	206.6
Total revenues	283.6	93.8	352.1	0.7	(27.9)	702.3
Costs and expenses	220.0	80.3	323.7	(2.3)	(27.9)	593.8
Depreciation and amortization	16.6	4.6	7.9	0.3	—	29.4
Income from operations	$47.0	$8.9	$20.5	$2.7	$—	$79.1

Capital expenditures	$19.1	$2.2	$5.7	$—	$—	$27.0

	Three Months Ended March 31, 2014 (Revised)
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$258.9	$92.0	$152.3	$2.0	$—	$505.2
Intersegment operating revenues	12.9	—	6.6	0.3	(19.8)	—
Out-of-pocket reimbursements	13.7	1.4	166.0	—	(2.5)	178.6
Total revenues	285.5	93.4	324.9	2.3	(22.3)	683.8
Costs and expenses	227.6	76.8	300.1	1.5	(22.3)	583.7
Depreciation and amortization	17.7	4.9	9.1	0.3	—	32.0
Income from operations	$40.2	$11.7	$15.7	$0.5	$—	$68.1

Capital expenditures	$16.2	$2.4	$7.4	$—	$—	$26.0

Note: The 2014 segment information has been revised to be consistent with the 2015 segment presentation.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$111.7	$151.7
Funds held on behalf of clients	280.3	356.2
Client funding receivable	49.0	43.4
Accounts receivable	353.9	349.6
Other assets	72.2	71.0
	867.1	971.9

Investments	539.5	656.6
Unconsolidated affiliates	289.2	298.7
Properties	404.1	403.6
Intangible assets	118.9	122.5
Goodwill	422.5	414.7
Other assets	67.4	74.9
Total assets	$2,708.7	$2,942.9

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$173.3	$167.3
Client funds obligations	329.3	399.6
Accounts payable	88.6	101.8
Accrued compensation and benefits	103.0	168.0
Deferred revenues and gains	60.6	53.9
Income taxes payable	47.0	17.6
Other liabilities	103.0	113.7
	904.8	1,021.9

Long-term debt	339.2	385.6
Income taxes payable	84.6	80.1
Deferred income taxes	146.5	186.4
Other liabilities	33.3	32.5
Total liabilities	1,508.4	1,706.5

Stockholders’ equity	1,200.3	1,236.4
Total liabilities and stockholders’ equity	$2,708.7	$2,942.9

Common shares outstanding	37.0	37.6

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended March 31,
(Unaudited - in millions, except per share amounts)

	2015
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$495.7	$79.1	$171.2	$107.8	$2.87
Adjusted to remove:
Net gain on sale of real estate - Investments & Other (1)	—	(3.0)	(3.0)	(1.8)	(0.05)
Net gain on securities and other investments (2)	—	—	(81.9)	(51.1)	(1.36)
Net gain from unconsolidated affiliates (3)	—	—	(3.6)	(2.3)	(0.06)
Adjusted Non-GAAP results	$495.7	$76.1	$82.7	$52.6	$1.40

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$505.2	$68.1	$160.5	$100.4	$2.37
Adjusted to remove:
Restructuring charges - Financial Services (4)	—	2.5	2.5	1.6	0.04
Advisory and other transaction costs - Financial Services (5)	—	2.1	2.1	1.3	0.03
Net gain on securities and other investments (2)	—	—	(90.0)	(55.8)	(1.32)
Adjusted Non-GAAP results	$505.2	$72.7	$75.1	$47.5	$1.12

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)	The gain on sale of real estate is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(2)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(3)
The net gain from unconsolidated affiliates, associated with gains from the sale of real estate assets, are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item.

(4)
Restructuring charges are comprised of severance and other costs incurred as a result of organizational changes. These charges are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(5)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	March 31, 2015	December 31, 2014	March 31, 2014
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	29.3	29.6	30.7
IRA mutual fund accounts	22.2	22.3	22.9
Other retirement accounts	8.2	8.1	8.3
Section 529 and Educational IRAs	8.8	8.8	9.2
Registered accounts - tax-advantaged	39.2	39.2	40.4
Total registered accounts	68.5	68.8	71.1
Subaccounts	29.4	28.6	27.0
Total U.S. mutual fund shareowner accounts	97.9	97.4	98.1

International mutual fund shareowner accounts processed:
IFDS U.K.	11.4	11.3	10.8
IFDS L.P. (Canada)	12.8	12.5	12.5

Defined contribution participant accounts	7.4	7.2	7.1

ALPS (in billions of U.S. dollars):
Assets Under Management	$15.4	$15.3	$12.8
Assets Under Administration	$139.7	$176.9	$171.7

Automatic Work Distributor workstations (in thousands)	212.5	212.5	210.9

DST Health Solutions covered lives	24.5	24.2	23.9

	Three Months Ended
	March 31,
	2015	2014

Argus pharmacy paid claims	119.9	117.4

Customer Communications images produced:
North America	2,766.8	2,254.6
United Kingdom	472.7	555.1
Total	3,239.5	2,809.7

Customer Communications packages mailed:
North America	547.3	488.6
United Kingdom	207.3	196.6
Total	754.6	685.2

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended
	March 31,
	2015	2014

Changes in registered accounts:
Beginning balance	68.8	71.2
Subaccounting conversions to DST platforms	(0.4)	—
Subaccounting conversions to non-DST platforms	(0.2)	(0.5)
Conversions to non-DST platforms	—	(0.1)
Organic growth	0.3	0.5
Ending balance	68.5	71.1

Changes in subaccounts:
Beginning balance	28.6	25.7
Conversions from non-DST registered platforms	—	0.6
Conversions from DST’s registered accounts	0.4	—
Organic growth	0.4	0.7
Ending balance	29.4	27.0

Defined contribution participant accounts:
Beginning balance	7.2	6.9
Organic growth	0.2	0.2
Ending balance	7.4	7.1

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503

Supplemental Historical Segment Information

DST SYSTEMS, INC.
2014 GLOBAL SOLUTIONS RESULTS
(In millions) (Unaudited)

	Three Months Ended				For the Year Ended
	March 31	June 30	September 30	December 31	December 31
Operating revenues	$14.9	$15.4	$19.4	$11.7	$61.4
Out-of-pocket reimbursements	—	0.1	0.1	—	0.2
Total revenues	14.9	15.5	19.5	11.7	61.6
Costs and expenses	14.2	14.7	13.3	7.1	49.3
Depreciation and amortization	1.5	1.3	1.6	1.0	5.4
Income (loss) from operations	$(0.8)	$(0.5)	$4.6	$3.6	$6.9

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION (REVISED)
(In millions) (Unaudited)

	Year Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,063.4	$382.2	$589.3	$7.1	$—	$2,042.0
Intersegment operating revenues	54.1	—	26.9	0.5	(81.5)	—
Out-of-pocket reimbursements	51.5	6.8	659.1	0.2	(10.3)	707.3
Total revenues	1,169.0	389.0	1,275.3	7.8	(91.8)	2,749.3
Costs and expenses	894.9	308.5	1,191.7	6.1	(91.8)	2,309.4
Depreciation and amortization	72.4	19.5	37.8	1.3	—	131.0
Income from operations	$201.7	$61.0	$45.8	$0.4	$—	$308.9

	Year Ended December 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$1,015.7	$333.3	$602.7	$8.9	$—	$1,960.6
Intersegment operating revenues	47.6	—	22.4	1.0	(71.0)	—
Out-of-pocket reimbursements	44.4	6.2	654.7	0.1	(7.4)	698.0
Total revenues	1,107.7	339.5	1,279.8	10.0	(78.4)	2,658.6
Costs and expenses	813.9	270.5	1,194.8	1.3	(78.4)	2,202.1
Depreciation and amortization	69.1	19.3	44.1	10.8	—	143.3
Income (loss) from operations	$224.7	$49.7	$40.9	$(2.1)	$—	$313.2

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION (REVISED)
(In millions) (Unaudited)

	Three Months Ended December 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$266.5	$101.8	$147.7	$0.7	$—	$516.7
Intersegment operating revenues	15.3	—	7.0	—	(22.3)	—
Out-of-pocket reimbursements	13.9	1.9	176.3	0.1	(2.4)	189.8
Total revenues	295.7	103.7	331.0	0.8	(24.7)	706.5
Costs and expenses	222.2	75.6	311.6	1.6	(24.7)	586.3
Depreciation and amortization	18.4	5.1	9.8	0.2	—	33.5
Income (loss) from operations	$55.1	$23.0	$9.6	$(1.0)	$—	$86.7

	Three Months Ended September 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$269.3	$95.5	$143.4	$2.3	$—	$510.5
Intersegment operating revenues	13.2	—	6.7	—	(19.9)	—
Out-of-pocket reimbursements	11.3	1.9	158.6	—	(2.8)	169.0
Total revenues	293.8	97.4	308.7	2.3	(22.7)	679.5
Costs and expenses	222.0	73.1	289.5	1.4	(22.7)	563.3
Depreciation and amortization	18.8	4.7	9.5	0.4	—	33.4
Income from operations	$53.0	$19.6	$9.7	$0.5	$—	$82.8

	Three Months Ended June 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$268.7	$92.9	$145.9	$2.1	$—	$509.6
Intersegment operating revenues	12.7	—	6.6	0.2	(19.5)	—
Out-of-pocket reimbursements	12.6	1.6	158.2	0.1	(2.6)	169.9
Total revenues	294.0	94.5	310.7	2.4	(22.1)	679.5
Costs and expenses	223.1	83.0	290.5	1.6	(22.1)	576.1
Depreciation and amortization	17.5	4.8	9.4	0.4	—	32.1
Income from operations	$53.4	$6.7	$10.8	$0.4	$—	$71.3

	Three Months Ended March 31, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$258.9	$92.0	$152.3	$2.0	$—	$505.2
Intersegment operating revenues	12.9	—	6.6	0.3	(19.8)	—
Out-of-pocket reimbursements	13.7	1.4	166.0	—	(2.5)	178.6
Total revenues	285.5	93.4	324.9	2.3	(22.3)	683.8
Costs and expenses	227.6	76.8	300.1	1.5	(22.3)	583.7
Depreciation and amortization	17.7	4.9	9.1	0.3	—	32.0
Income from operations	$40.2	$11.7	$15.7	$0.5	$—	$68.1

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION (REVISED)
(In millions) (Unaudited)

	Three Months Ended December 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$260.7	$90.6	$146.6	$2.2	$—	$500.1
Intersegment operating revenues	12.7	—	6.5	0.2	(19.4)	—
Out-of-pocket reimbursements	12.5	2.0	154.5	—	(1.8)	167.2
Total revenues	285.9	92.6	307.6	2.4	(21.2)	667.3
Costs and expenses	207.0	67.7	290.7	0.6	(21.2)	544.8
Depreciation and amortization	18.7	5.1	11.3	7.8	—	42.9
Income (loss) from operations	$60.2	$19.8	$5.6	$(6.0)	$—	$79.6

	Three Months Ended September 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$251.3	$80.7	$146.2	$2.0	$—	$480.2
Intersegment operating revenues	12.4	—	5.5	0.4	(18.3)	—
Out-of-pocket reimbursements	8.8	1.5	163.1	0.1	(1.9)	171.6
Total revenues	272.5	82.2	314.8	2.5	(20.2)	651.8
Costs and expenses	196.9	66.0	291.2	(2.5)	(20.2)	531.4
Depreciation and amortization	17.0	4.8	10.9	1.4	—	34.1
Income from operations	$58.6	$11.4	$12.7	$3.6	$—	$86.3

	Three Months Ended June 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$251.8	$82.0	$149.0	$2.3	$—	$485.1
Intersegment operating revenues	11.0	—	5.0	0.2	(16.2)	—
Out-of-pocket reimbursements	11.1	1.4	161.2	—	(1.7)	172.0
Total revenues	273.9	83.4	315.2	2.5	(17.9)	657.1
Costs and expenses	201.9	67.3	298.5	1.5	(17.9)	551.3
Depreciation and amortization	16.5	4.7	11.1	0.8	—	33.1
Income from operations	$55.5	$11.4	$5.6	$0.2	$—	$72.7

	Three Months Ended March 31, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$251.9	$80.0	$160.9	$2.4	$—	$495.2
Intersegment operating revenues	11.5	—	5.4	0.2	(17.1)	—
Out-of-pocket reimbursements	12.0	1.3	175.9	—	(2.0)	187.2
Total revenues	275.4	81.3	342.2	2.6	(19.1)	682.4
Costs and expenses	208.1	69.5	314.4	1.7	(19.1)	574.6
Depreciation and amortization	16.9	4.7	10.8	0.8	—	33.2
Income from operations	$50.4	$7.1	$17.0	$0.1	$—	$74.6